HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
AND UNDERLYING FUNDS TRUST
FIRST AMENDMENT TO THE CUSTODY AGREEMENT

THIS FIRST AMENDMENT dated as of September 16, 2011, to the Custody Agreement dated as of April 12, 2011, (the “Agreement”), is entered into by and among Hatteras Alternative Mutual Funds Trust, a Delaware business trust, Underlying Funds Trust, a Delaware statutory trust (collectively the “Trusts”), Hatteras Alternative Mutual Funds, LLC (the “Adviser”) and U.S. Bank, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the Adviser, the Trusts and the Custodian have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a fund; and

WHEREAS, Article XIV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST	U.S. BANK, N.A

By: /s/ Lance Baker	By: /s/ Michael R. McVoy

Printed Name: Lance Baker	Printed Name: Michael R. McVoy

Title: Treasurer	Title: Vice President

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	UNDERLYING FUNDS TRUST

By: /s/ Lance Baker	By: /s/ Lance Baker

Printed Name: Lance Baker	Printed Name: Lance Baker

Title: CFO	Title: Treasurer

Exhibit C to the Custody Agreement
Hatteras Alternative Mutual Funds Trust and Underlying Funds Trust

Fund Names

Separate Series of Hatteras Alternative Mutual Funds Trust
Hatteras Alpha Hedged Strategies Fund
Hatteras Hedged Strategies Fund
Hatteras Long/Short Debt Fund
Hatteras Long/Short Equity Fund

Separate Series of Underlying Funds Trust
Event Driven Fund
Long/Short Equity Fund
Market Neutral Fund
Relative Value – Long/Short Debt Fund
Managed Futures Fund (on or after September 29, 2011)